Exhibit 23.J





INDEPENDENT AUDITORS' CONSENT

We consent to the use in Pre-Effective Amendment No. 3 to Registration Statement No. 333-75868 of Franklin Street Core Equity Fund (a series of FSP Investment Trust) of our report dated April 1, 2002, appearing in the Statement of Additional Information, which is a part of such Registration Statement.




/s/ Deloitte & Touche LLP


April 10, 2002
Pittsburgh, Pennsylvania